Exhibit 10.3
EXTERRAN HOLDINGS, INC.
AWARD NOTICE
TIME-VESTED RESTRICTED STOCK
Exterran Holdings, Inc. (the “Company”) has granted to you (the “Participant”) shares of restricted stock under the Amended and Restated Exterran Holdings, Inc. 2007 Stock Incentive Plan (the “Plan”). All capitalized terms not expressly defined in this Award Notice but defined in the Plan shall have the same meaning ascribed to them in the Plan.
The material terms of your Award are as follows:
     1. Award. You have been granted shares of Company restricted stock (the “Award” or “Restricted Stock”) as provided above.
     2. Grant Date. The grant date of this Award is the Issue Date provided above.
     3. Vesting. Your Award is subject to a vesting schedule. A portion of your Award will automatically vest on each of the dates indicated in the vesting schedule above (each a “Vesting Date”). However, except as set forth in section 4 below, you must be employed by the Company or one of its Affiliates at all times from the Grant Date up to and including the applicable Vesting Date for that portion of the Award to vest. Contact Exterran’s Stock Plan Administrator at (281) 836-7000 with any questions concerning the vesting of your Award.
     4. Termination of Employment. If your employment with the Company or an Affiliate terminates for any reason (other than as a result of death or Disability), the unvested portion of your Award will be automatically forfeited on the date of such event unless the Compensation Committee directs otherwise. If your employment with the Company terminates as a result of your death or Disability, the unvested portion of your Award will immediately vest in full and all restrictions applicable to your Award will cease as of that date.
     5. Stockholder Rights. The Company will register the shares of Restricted Stock in your name. You will have the right to vote your shares of Restricted Stock and receive dividends, if any, with respect to your Restricted Stock, regardless of vesting; however, the Company will withhold delivery of your shares until they are vested.
     6. Non—Transferability. Prior to vesting, you cannot sell, transfer, pledge, exchange or otherwise dispose of your shares of Restricted Stock except in accordance with the Plan.
     7. No Right to Continued Employment. Nothing in this Award Notice guarantees your continued employment with the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate your employment at any time.
     8. Data Privacy. You consent to the collection, use, processing and transfer of your personal data as described in this paragraph. You understand that the Company and/or its Affiliates hold certain personal information about you (including your name, address and telephone number, date of birth, social security number, social insurance number, etc.) for the purpose of administering the Plan (“Data”). You also understand that the Company and/or its Affiliates will transfer this Data amongst themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or its Affiliates may also transfer this Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for these purposes. You also understand that you may, at any time, review the Data, require any necessary changes to the Data or withdraw your consent in writing by contacting the Company. You further understand that withdrawing your consent may affect your ability to participate in the Plan.

     9. Withholding. Your Award is subject to applicable income, employment and/or social insurance or social security withholding obligations, and the Company and its Affiliates may, in their sole discretion, withhold a sufficient number of shares of Common Stock that are otherwise issuable to you pursuant to your Award to satisfy any such withholding obligations. If necessary, the Company also reserves the right to withhold from your regular earnings an amount sufficient to meet the withholding obligations.
     10. Plan Governs. This Award Notice is subject to the terms of the Plan, a copy of which is available on the website of Exterran’s current third party stock plan account manager at www.solium.com or which will be provided to you upon written request addressed to Exterran Holdings, Inc., Stock Plan Administration, 16666 Northchase Drive, Houston, TX 77060. All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be established pursuant to the Plan, are hereby incorporated into this Award Notice. In the event of a discrepancy between this Award Notice and the Plan, the Plan shall govern.
     11. Participant Acceptance. If you do not accept the Award or the terms of the Award, you must notify the Company in writing at the address provided above within thirty (30) days of delivery of this Award Notice. Otherwise, the Company will deem the Award and the terms of the Award accepted by you.
     12. Modifications. The Company may make any change to this Award Notice that is not adverse to your rights under this Award Notice or the Plan.
     13. Exhibit A — Non-Solicitation/Confidentiality Agreement. This Award is subject to the attached Exhibit A which is incorporated herein as if fully set forth herein.

Exhibit A — Non-Solicitation/Confidentiality Agreement
The greatest assets of Exterran Holdings, Inc. and its affiliates and subsidiaries (“Exterran”) are its employees, directors, customers, and confidential information. In recognition of the increased risk of unfairly losing any of these assets to its competitors, Exterran has adopted this Exhibit A as its policy, which you accept and agree to by accepting the Award.
In connection with your acceptance of the Award under the Plan, and in exchange for the consideration provided thereunder, you agree that you will not, during your employment with, or service to Exterran, and for one year thereafter, directly or indirectly, for any reason, for your own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by Exterran in any capacity with the purpose or intent of attracting that person from the employ of Exterran, or (b) divert or attempt to divert from Exterran any business relating to the provision of natural gas compression equipment and/or related services or oil and natural gas production and processing equipment and/or related services without, in either case, the prior written consent of Exterran. As further consideration for the grant of the Award, you agree that you will not, either while employed by, or in service to Exterran, or at any time thereafter, (i) make any independent use of, or disclose to any other person (except as authorized by Exterran) any confidential, nonpublic and/or proprietary information of Exterran, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of Exterran nor (ii) by any manner or means, in public or in private, disparage, demean, insult or defame Exterran, its officers or directors.
If any court determines that any provision of this agreement, or any part thereof, is invalid or unenforceable, the remainder of this agreement shall not be affected and shall be given full effect, without regard to the invalid portions and the court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.
You hereby acknowledge that the Award being granted to you under the Plan is an extraordinary item of compensation and is not part of, nor in lieu of, your ordinary wages for services you may render to Exterran.
You understand that this agreement is independent of and does not affect the enforceability of any other restrictive covenants by which you have agreed to be bound in any other agreement with Exterran.